Exhibit 10.1

Liquid Capital Loan Contract

Loan Number: 1501012130001033

(Unofficial Selective Summary Translation)

Borrower:	Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.
Address:	Yongye Industrial Park, Jinshan Boulevard,

Jinshan Development Zone, Hohhot

Legal Representative:	SUN Shengfeng
Telephone:	3395796

Lender:	Agricultural Bank of China, Hohhot Branch
Address:	83 Relimu Road, Xincheng District, Hohhot
Legal	Representative: CUI Xiaorui
Telephone:	6908444

Article 1	Definitions

Unless otherwise specified, the following terms used herein have the following definition:

1.1           Term of the Loan: the period between the first disbursement of the loan to the day of full repayment of the loan principal and interest.

1.2           Amount of the Loan: the maximum amount of the loan principal provided by the Lender to the Borrower during the effective period of the term of the loan.

1.3           Self-Directed Electronic Channel: the electronic channel provided by the Lender to be used for loan withdrawal online, through telephone and for cash management under the self-directed liquid capital loan method.

1.4           Period: as specified by date, month and year.

1.5           LIBOR/HIBOR: the corresponding lending rate in the markets of same industry in London/Hong Kong as published by Reuters two business days prior to the loan withdrawal date.

1.6:           Law and Statutes: the PRC law, administrative statutes, local statutes and regulations, judicial interpretation and other legal rules.

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Article 2	The Borrower’s Representations

The Borrower represents as follows:

2.1           The Borrower is a duly incorporated business legal person capable of being a borrower, has good credit and has no bad record; the use of the loan and the source of repayment are specific and legal; there have been no instances of law violations.

2.2           The Borrower has completed all necessary procedures for the execution and performance of this contract and processed corresponding registration filing; there have been no instances that may affect the validity of this contract.

2.3           The Borrower warrants that the Guarantor for the loan has completed all necessary procedures in accordance with the law and the company’s Articles of Association, and the loan guarantee has no defect about its effectiveness and there is no instances that my lead to any material adverse effect.

2.4           The Borrower will use the loan in accordance with the term, purpose and in the manner specified herein and will not use it in any illegal activities; will accept and assist with the supervision and oversight over the loan by the government regulatory bodies and by the Lender; will seek approval from the Lender before engaging in any major corporate actions; will inform the Lender promptly of any adverse events.

2.5           The Borrower has withheld no information on any event regarding its financial situation and repayment ability, including but not limited to litigation, arbitration and other claims.

2.6           All information and documents provided by the Borrower regarding the Borrower, its guarantor and shareholders are authentic, complete, accurate, valid and effective.

Article 3	General Terms

3.1	The Amount, Type and Term of the Loan

Loantype:	liquid capital loan
Amount:	¥25,000,000.00
Term:	One year (starting from July 18, 2013)

3.2	Purpose of the Loan

Purpose:	To purchase raw material

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3.3	Interest Rate, Penalty Interest and Compound Interest

3.3.1	Lending rate: Fixed, floated upward of 20% of the benchmark rate published by the People’s Bank of China for the loan of same type and same term.

3.3.2	Interest calculation and settlement: the interest on the loan is calculated monthly and the interest settlement date is the 20th day of each month.

3.3.3	Penalty rate: If the Borrower fails to repay the loan in accordance with the provisions herein, the penalty interest will be charged at the rate floated upward 50% of the loan interest rate; if the Borrower fails to use the loan in accordance with the loan purpose specified herein, the penalty interest will be charged at the rate floated upward 100% of the loan interest rate; in the event of occurrence of both cases, the penalty interest will be charged at the higher of the two rates.

3.4	Loan Withdrawal and Disbursement

3.4.1	Conditions for loan withdrawal:

The Borrower has obtained resolutions from its internal government bodies approving the loan and received approval from relevant regulatory bodies; completed guarantee procedures required by the Lender and such guarantee is legal and valid; the use of the loan is in compliance with the law and provisions herein; the representations herein remain true and valid at the time of each withdrawal of the loan and there has been not occurrence of any material adverse change or event. If the Borrower fails to satisfy the above conditions, the Lender shall have the right to dissolve the contract.

3.4.2	Loan withdrawal method:

The Borrower must submit loan withdrawal application to the Lender before each withdrawal for review;

If any one single withdrawal amount is more than ¥10,000,000.00 and the recipient of this amount is specific, the Borrower must use the entrusted method and let the Lender disburse the amount directly to the Borrower’s trading partner;

If not more than ¥10,000,000.00, the Borrower may use self-payment method after the loan amount is released into the Borrower’s account.

3.4.3	If the credit worthiness of the Borrower deteriorates, or there is any abnormality in the use of the loan or any act by Borrower to evade the Lender’s supervision, the Lender may re-negotiate with the Borrower over the loan disbursement and payment conditions or suspend the disbursement and payment of the loan.

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3.4.4	If, due to the failure to perform the commercial contract for which the loan withdrawn or such contract is dissolved, the Borrower must return all or any unused portion of the loan amount in connection with such contract; if the Borrower fails to make payment using the loan fund in accordance with the provisions herein, the Lender shall have the right to recall such amount, and interest shall still apply.

3.5	Financial Performance Supervision

The Borrower must put in place the measures satisfactory to the Lender to ensure the security of the loan at the Lender’s request; otherwise, the Lender may demand remedial measures in accordance with Article 5.3 herein.

3.6	Monitoring of Accounts

The Borrower designates the following account as the account for the return of funds:

Account Title:	Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.
AccountNo.:	05490101040018262

3.7	Repayment

3.7.1	Repayment method

The Borrower must deposit the amount of repayment for the loan principal and interest 2 days prior to the loan due date into the loan repayment account designated by the Lender and irrevocably authorize the Lender to make deductions from this account.

If the Borrower fails to repay the loan when it is due (including declared due in advance), the Lender shall have the right to make deductions of corresponding amount from any of the Borrower’s accounts opened with the Lender.

The Lender will exercise its right for offsetting in accordance with the law or the provisions herein; the Borrower will have 7 days to raise any objection.

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3.7.2	Order of Repayment

If there are multiple debts due and the Borrower’s amount of repayment is insufficient, the Lender shall have the right to determine the order the amount of repayment is applied.

3.7.3	Early repayment

If the Borrower desires to repay the loan earlier, the Borrower must submit written application to the Lender for review and the Lender shall have the right to determine the order the amount of repayment is applied.

3.7.4	Extension

If the Borrower is not able to repay the loan on the due date specified herein, the Borrower may submit application to the Lender for extension 15 days prior to the due date of the loan and, upon approval, enter into loan extension agreement with the Lender.

3.8	Loan Notes

All loan notes are the component parts of this contract. If there is any discrepancy regarding the loan amount, withdrawn amount, repayment amount, disbursement date and due date, term of the loan, loan rate and purpose of the loan between this contract and the loan notes, the latter shall prevail.

3.9	Guarantee

The guarantee method for the loan hereunder is: pledge

3.10	Rights and Obligations

3.10.1	The Borrower’s rights and obligations

Make loan withdrawal, repay the loan principal and interest, and use the loan in accordance with the provisions of this contract;

Accept the supervision and monitoring by the Lender on its financial activities and the use and repayment of the loan and provide relevant documents and information at the Lender’s request;

The Borrower must notify in writing the Lender in advance and obtain the Lender’s approval if the Borrower engages any of the following:

Subcontracting, lease, share restructure, joint venture, M&A, spin-off, reduction of registered capital, joint capital, transfer of major assets, major external investment, issuance of debt, major financing, and major related party transaction;

Filing for restructuring or reorganization, dissolution or bankruptcy;

Providing loan guarantee or pledging any major asset to any third party;

Or any other material adverse event that will affect the Borrower’s repayment ability.

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The Borrower must notify in writing the Lender within 5 days of the occurrence of any of the following:

Involvement of the Borrower’s legal representative, major officer or actual control person in illegal activities;

Suspension of operation or going out of business, license being revoked or cancelled;

Deterioration of financial situation or major difficulty in production and operation;

Or any other material adverse event that will affect the Borrower’s repayment ability.

The Borrower must notify in writing the Lender within 7 days of the occurrence of any of the following:

Changes in the Borrower’s parent/subsidiary relationship, senior management, corporate structure;

Changes in the company’s name and address and scope of operation; registered capital or amendments to the company’s Articles of Association;

Or any other changes that will affect the Borrower’s repayment ability.

The Borrower shall not divert funds or transfer assets or securities to avoid its repayment obligations, and shall not engage in any activities harmful to the Lender’s interest.

3.10.2	The Lender’s rights and obligations

Disburse the loan amount to the Borrower in full and on time, except when the Borrower or other factors not on the part of the Lender cause delay;

Supervise either on site or off site and inspect the Borrower’s production and operation, financial situation, inventory and use of the loan and request the Borrower to provide documents;

In the event of the occurrence of any material adverse events affecting the Borrower’s repayment ability or of the guarantor’s suspension of operation or going out of business, license being revoked or cancelled, material business loss affecting its ability to provide guarantee, or of reduction of value of or damage to the pledged property, the Lender may request that the Borrower take remedial actions or measures, make adjustment to the loan amount, suspend the loan or declare that the loan due in advance;

Other rights and obligations under the law.

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3.10.3	Other obligations

Both parties must maintain confidentiality on the other party’s business secrets and all other information obtained during the course of executing and performing the loan contract; except when required by law approved by the other party, neither party can disclose such secrets or information to any third party.

Article 4	Supplemental Provisions

[None]

Article 5	Legal Liability

5.1	Any of the following on the part of the Borrower will constitute a breach:

Violating the obligations hereunder;

Failure to perform the representations made in Article II herein;

Failure to fulfill, or completely fulfill, the obligations under other contracts between the Borrower and the Lender;

Other instances of failure or refusal to perform this contract.

5.2	Upon the occurrence of any of the following, the Lender may dissolve this contract and other contracts between the two parties:

Breach by the Borrower or the guarantor;

The Borrower’s or the guarantor’s repayment ability may experience material adverse change;

Major damage to or reduction in value of the pledged/mortgaged properties;

Unfavorable adjustment to the security of the loan caused by changes of the State policy;

The Borrower’s breaches under other creditor’s claims;

Other instances in accordance with the law or agreement between the two parties.

If the Lender dissolves this contract, the Borrower will have 7 days to raise any objection.

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5.3           Upon the occurrence of the situations set forth in Section 5.1 and Section 5.2 above, the Lender make adopt the following remedial measures:

Demand that the Borrower or the guarantor take corrective actions within a specific time or arrange for other guarantee;

If the Borrower fails to repay the loan principal or interest or use the loan in accordance with the provisions hereunder, charge penalty interest and compound interest until the loan is fully repaid;

Reduce or cancel the loan amount, suspend the disbursement or declare the loan hereunder or under other loan contracts due in advance;

Exercise the right to offset and other rights under the law;

Demand that the Borrower assume responsibility for loss compensation and other legal liability;

Take actions to ensure the performance of the loan and other legal actions;

Disclose the Borrower’s act of breach.

5.4           The Borrower must be responsible for legal fees, travel and lodging expenses, enforcement and appraisal cost and other fees incurred by the Lender in the course of realizing its claims.

5.5           If the Lender fails to disburse the loan in full to the Borrower, the Lender must compensate the Borrower for the resulting actual loss, provided that the Borrower has fulfilled its obligations hereunder.

Article 6	Other Matters

6.1           The addresses and contact information’s specified herein will be used for notification sent by one party to the other party; if one party has any change in such information, it must inform the other party immediately.

6.2           The Lender may charge other fees for statutory items and at statutory rate.

6.3           The Lender may authorize other affiliated agencies to perform the rights and obligations hereunder and assign the loan hereunder to other affiliated agencies for management.

6.4           The Lender has the right to report the relevant information regarding this contract to the People’s Bank of China’s credit system or other credit information database established in accordance with the law.

6.5           If, during the effective period of this contract, any change or amendment to the law and statutes, government policies or regulatory rules causes the Lender to be unable to continue the performance of this contract, the Lender shall have the right to cancel any amount of loan not yet disburse and take other appropriate measures.

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6.6           The Lender’s non-exercise of, or delay in exercising, any right hereunder does not constitute any waiver of such right or any other rights, nor does it affect its future exercise of such rights.

6.7           Any dispute arising from this contract must be resolved though consultation between the two parties; if consultation fails, such dispute should be submitted to the people’s court at the Lender’s location for resolution. The provisions not in dispute must continue to be performed.

6.8           This contract will become effective upon execution by the respective representative of both parties.

Borrower:	Inner Mongolia Yongye Nongfeng Biotech Co., Ltd.
Legal Representative:	/s/ SUN Shengfeng

Lender:	Agricultural Bank of China, Hohhot Branch
Legal Representative:	/s/ CUI Xiaorui

July 8, 2013

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